As filed with the Securities and Exchange Commission on December 17, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________
ASCENA RETAIL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 933 MacArthur Boulevard Mahwah, New Jersey	30-0641353 (I.R.S. Employer Identification No.) 07430
(Address of Principal Executive Offices)	(Zip Code)
_____________________________

Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan
(Amended and Restated Effective December 10, 2015), as amended

(Full Title of the Plan)
_____________________________

David Jaffe Chief Executive Officer Ascena Retail Group, Inc. 933 MacArthur Boulevard Mahwah, New Jersey 07430 (Name and Address of Agent for Service) (551) 777-6700	Copies to: Steven L. Kirshenbaum, Esq. Julie M. Allen, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000
(Telephone Number, Including Area Code, of Agent For Service)
_________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                        Accelerated filer ☒        Non-accelerated filer ☐                         Smaller reporting company ☐
Emerging Growth company ☐
__________________________________________
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	13,100,000	$2.87(2)	$37,597,000(2)	$4,556.76(3)

(1)
Represents the additional number of shares of common stock, par value $0.01 per share (“Common Stock”) of Ascena Retail Group, Inc. (the “Registrant”) that may be granted under the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015), as amended (the “Plan”).

(2)
Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low selling prices per share of Common Stock on December 12, 2018, as reported on the Nasdaq Global Select Market.

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 13,100,000 shares of Common Stock under the Plan. A prior registration statement on Form S-8 was previously filed by the Registrant’s predecessor The Dress Barn, Inc. (the “Predecessor Registrant”) on November 8, 2006 (Registration No. 333-138506) (the “Initial Registration Statement”) for the existing securities under the Plan. The Registrant, as the successor registrant to the Predecessor Registrant, adopted the Initial Registration Statement as its own registration statement in accordance with Paragraph (d) of Rule 414 of the Securities Act under Post-Effective Amendment No. 1 to the Initial Registration Statement, filed on January 14, 2011 (Registration No. 333-138506-99).

Explanatory Note
Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:
This Registration Statement on Form S-8 is filed by Ascena Retail Group, Inc. (the “Registrant”) to register an additional 13,100,000 shares (the “Additional Shares”) of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), which may be awarded pursuant to the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015), as amended (the “Plan”). The Plan was formerly known as the Ascena Retail Group, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2010 Stock Incentive Plan, which was an amendment and restatement of The Dress Barn, Inc. 2001 Stock Incentive Plan that was approved by the Board of Directors of the Registrant’s predecessor, The Dress Barn, Inc. (the “Predecessor Registrant”).
The Additional Shares are in addition to the 70,500,000 shares of the Common Stock previously registered with respect to the Plan, of which 24,000,000 shares were registered by the Predecessor Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-138506) filed by the Predecessor Registrant on November 8, 2006 (the “Initial Registration Statement”), 12,000,000 shares were registered by the Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-175693) filed by the Registrant on July 21, 2011 (the “Second Registration Statement”), 15,000,000 shares were registered by the Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-193680) filed by the Registrant on January 31, 2014 (the “Third Registration Statement”), and 19,500,000 shares were registered by the Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-210654) filed by the Registrant on April 8, 2016 (the “Fourth Registration Statement). The numbers of shares of Common Stock set forth in the prior sentence reflect adjustments that in each case give effect to the Registrant’s two-for-one stock split on April 3, 2012. The Initial Registration Statement was adopted by the Registrant as its own registration statement in accordance with Paragraph (d) of Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”) under Post-Effective Amendment No. 1 to the Initial Registration Statement (Registration No. 333-138506-99), filed on January 14, 2011 (the “Post-Effective Amendment”). The Additional Shares increase the aggregate number of shares of Common Stock that may be subject to awards under the Plan from 70,500,000 to 83,600,000.  Pursuant to Instruction E of Form S-8, the contents of the Initial Registration Statement, as amended by the Post-Effective Amendment, the Second Registration Statement, the Third Registration Statement, and the Fourth Registration Statement are hereby incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.
The following documents, as originally filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 4, 2018, filed with the Commission on September 24, 2018;

(b)	the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form S-4/A, filed with the Commission on July 8, 2015;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 3, 2018, filed with the Commission on December 10, 2018; and

(d)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on October 4, 2018, October 9, 2018 and December 14, 2018.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 8.    Exhibits.
Exhibit Index

Exhibit No.	Description
4.1
Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 14, 2018).

4.2	Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 9, 2018).
5.1	Opinion of Proskauer Rose LLP.*
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page).
99.1
Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015) (incorporated by reference to Annex A of the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on November 3, 2015).

99.2
Amendment Number One to the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 14, 2018).

99.3
Amendment Number Two to the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015) (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 14, 2018).

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey on this December 17, 2018.
ASCENA RETAIL GROUP, INC.
By: /s/ David Jaffe
David Jaffe
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David Jaffe and Robb Giammatteo and each of them, acting singly his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of Ascena Retail Group, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ David Jaffe David Jaffe	Chairman of the Board of Directors, Director, and Chief Executive Officer (Principal Executive Officer)	December 17, 2018
/s/ Robb Giammatteo Robb Giammatteo	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 17, 2018
/s/ Katie J. Bayne Katie J. Bayne	Director	December 17, 2018

/s/ Kate Buggeln Kate Buggeln	Director	December 17, 2018
/s/ Steven L. Kirshenbaum Steven L. Kirshenbaum	Director	December 17, 2018

Signature	Title	Date
/s/ Katherine L. Krill Katherine L. Krill	Director	December 17, 2018
/s/ Marc Lasry Marc Lasry	Director	December 17, 2018
/s/ Stacey Rauch Stacey Rauch	Director	December 17, 2018

/s/ Carl S. Rubin Carl S. Rubin	Director	December 17, 2018

/s/ Carrie W. Teffner Carrie W. Teffner	Director	December 17, 2018

/s/ Linda Yaccarino Linda Yaccarino	Director	December 17, 2018

/s/ John L. Welborn, Jr. John L. Welborn, Jr.	Director	December 17, 2018